UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HF Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was released by HF Financial Corp. on September 30, 2011.

HF Financial Schedules 2011 Annual Meeting of Stockholders

SIOUX FALLS, SD, September 30, 2011 — HF Financial Corp. (Nasdaq: HFFC) (the “Corporation”) today announced it will hold its Annual Meeting of Stockholders on December 13, 2011 (the “Annual Meeting”).  The record date for the Annual Meeting is October 17, 2011.

The Corporation noted that it is consulting with the Federal Reserve Board regarding the intention of PL Capital Group, an owner of approximately 9.9% of the Corporation’s outstanding shares, to nominate two directors to the Corporation’s Board of Directors.  The Board of Directors, in consultation with its outside counsel, has determined that PL Capital Group’s proxy solicitation and other recent actions are in violation of the federal banking laws because PL Capital Group has failed to obtain the required prior regulatory approval under the Federal Reserve Board’s control regulations.  The Board has informed PL Capital Group of this issue.

Given the potentially serious implications of PL Capital Group’s actions, the Corporation has advised the Federal Reserve Board of its concerns and plans to await the Federal Reserve Board’s direction before considering PL Capital Group’s nominations.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from the Corporation’s stockholders in connection with the Corporation’s Annual Meeting.  The Corporation plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the Annual Meeting (the “Annual Meeting Proxy”), and advises its stockholders to read the Annual Meeting Proxy and any and all supplements and amendments thereto when they become available, because they will contain important information.  Stockholders may obtain a free copy of the Proxy Statement and other documents that the Corporation files with the SEC (when available) at the SEC’s website at www.sec.gov.  The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Corporation at 225 South Main Avenue, Sioux Falls, South Dakota, 57104.

Certain Information Concerning Participants

The Corporation, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of the Corporation’s stockholders in connection with its Annual Meeting.  Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Corporation’s proxy statement related to its 2010 annual meeting of stockholders, filed with the SEC on October 13, 2010 and on Forms 3 and 4 filed with the SEC.  More current information regarding the interests of the participants in the solicitation will be contained in the Annual Meeting Proxy.

About HF Financial Corp.

HF Financial Corp., based in Sioux Falls, SD, is the parent company for financial services companies, including Home Federal Bank, Mid America Capital Services, Inc., dba Mid America Leasing Company, Hometown Investment Services, Inc. and HF Financial Group, Inc.  The largest publicly traded savings association headquartered in South Dakota, HF Financial Corp. operates with 34 offices in 19 communities, throughout Eastern South Dakota and one location in Marshall, Minnesota.  The Corporation has opened a branch in the Twin Cities market as Infinia Bank, a Division of Home Federal Bank of South Dakota. Internet banking is also available at www.homefederal.com.

Media Contacts	Investor Contacts
Andrew Cole/Paul Scarpetta	Scott Winter/Mike Brinn
Sard Verbinnen & Co	Innisfree M&A Incorporated
212-687-8080	212-750-5833
acole@sardverb.com
pscarpetta@sardverb.com